EXHIBIT 99.1
MILACRON
MANUFACTURING TECHNOLOGIES

                                                                    NEWS RELEASE




             MILACRON FINALIZES DEBT STRUCTURE WITH EXCHANGE OFFER


CINCINNATI, OHIO, October 13, 2004...Milacron Inc. (NYSE: MZ) has initiated an offer to exchange new registered 11 1/2% Senior Notes due 2011 for any and all of its outstanding 11 1/2% Senior Notes due 2011. The offer is subject to conditions described in the prospectus dated October 6, 2004, currently being mailed to holders. As is customary, making the exchange offer is a requirement in the terms of the existing notes, which were originally issued in a private placement completed in June. The new registered notes will be free of the transfer restrictions that apply to the company's current notes but will otherwise have substantially the same terms.

U.S. Bank National Association is acting as the exchange agent for the offer, which is scheduled to expire at 5:00 p.m., New York City time, on November 15, 2004, unless extended by Milacron.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. This press release shall not constitute a prospectus.

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First   incorporated  in  1884,   Milacron  is  a  leading  global  supplier  of
plastics-processing technologies and industrial fluids, with 3,500 employees and major manufacturing facilities in North America, Europe and Asia. For further information, visit www.milacron.com or call the toll-free investor line:
800-909-MILA (800-909-6452).


CONTACT: AL BEAUPRE (513) 487-5918